UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

CBOE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street
Chicago, Illinois 60605
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 21, 2015, CBOE Holdings, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”).

Proposal One

At the Annual Meeting, the persons whose names are set forth below were elected as directors, constituting the entire Board of Directors of the Company. Relevant voting information for each person follows:

Director Nominee	Votes For	Against	Abstain	Broker Non-votes
William J. Brodsky	58,685,011	938,524	44,317	15,725,972
James R. Boris	58,853,780	416,593	397,479	15,725,972
Frank E. English, Jr.	59,116,821	312,758	238,273	15,725,972
Edward J. Fitzpatrick	58,988,022	335,297	344,533	15,725,972
Janet P. Froetscher	58,866,793	475,739	325,320	15,725,972
Jill R. Goodman	58,947,088	379,711	341,053	15,725,972
R. Eden Martin	58,469,705	801,926	396,221	15,725,972
Roderick A. Palmore	58,754,147	515,860	397,845	15,725,972
Susan M. Phillips	58,743,435	506,132	418,285	15,725,972
Samuel K. Skinner	57,471,310	1,817,521	379,021	15,725,972
Carole E. Stone	58,763,388	563,476	340,988	15,725,972
Eugene Sunshine	58,659,712	666,432	341,708	15,725,972
Edward T. Tilly	59,051,088	486,788	129,976	15,725,972

Proposal Two

The proposal for approval, in a non-binding resolution, of the compensation paid to the Company's named executive officers was approved by a vote of 56,351,499 shares voting for the proposal, 2,941,180 shares voting against the proposal, 375,173 shares abstaining from the vote on the proposal and 15,725,972 broker non-votes.

Proposal Three

The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2015 was ratified by a vote of 74,638,315 shares voting for the proposal, 558,798 shares voting against the proposal and 196,711 shares abstaining from the proposal.

Proposal Four

The proposal for an amendment to the Company's current Amended and Restated Certificate of Incorporation (the "Current Certificate") to remove the size range for the Board of Directors of not less than 11 and not more than 23 directors was not approved. It received a vote of 10,367,327 shares voting for the proposal, 49,103,473 shares voting against the proposal, 197,052 shares abstaining from the vote on the proposal and 15,725,972 broker non-votes.

Proposal Five

The proposal for an amendment and restatement of our Current Certificate to make certain non-substantive changes to the Current Certificate was approved by a vote of 59,114,861 shares voting for the proposal, 401,025 shares voting against the proposal, 151,966 shares abstaining from the vote on the proposal and 15,725,972 broker non-votes.

There were no other matters presented for a vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.
(Registrant)

By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel and Corporate Secretary

Dated: May 27, 2015